Exhibit 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Amendment No. 1 to Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: March 26, 2012

PEAK HOLDING CORP.

By:	/s/ Richard H. Siegel

Name:	Richard H. Siegel
Title:	Attorney-in-fact

H.I.G. BAYSIDE DEBT & LBO FUND II, L.P.

By:	H.I.G. Bayside Advisors II, LLC
Its:	General Partner

By:	H.I.G.-GPII, Inc.
Its:	Manager

By:	/s/ Richard H. Siegel

Name:	Richard H. Siegel
Its:	Vice President and General Counsel

H.I.G. BAYSIDE ADVISORS II, LLC

By:	H.I.G.-GPII, Inc.
Its:	Manager

By:	/s/ Richard H. Siegel

Name:	Richard H. Siegel
Its:	Vice President and General Counsel

H.I.G.-GPII, INC.

By:	/s/ Richard H. Siegel

Name:	Richard H. Siegel
Its:	Vice President and General Counsel

GRACE BAY HOLDINGS II, LLC

By:	Bayside Capital, Inc.
Its:	Manager

By:	/s/ Richard H. Siegel

Name:	Richard H. Siegel
Its:	Vice President and General Counsel

BAYSIDE CAPITAL, INC.

By:	/s/ Richard H. Siegel

Name:	Richard H. Siegel
Its:	Vice President and General Counsel

SAMI W. MNAYMNEH

By:	/s/ Richard H. Siegel
Richard H. Siegel
Attorney-in-Fact

ANTHONY A. TAMER

By:	/s/ Richard H. Siegel
Richard H. Siegel
Attorney-in-Fact